UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street

Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On August 11, 2017, Sanchez Energy Corporation (the “Company”), the plaintiffs and all named defendants entered into a Stipulation of Settlement (the “Stipulation”) reflecting the terms of the settlement of the derivative stockholder litigation entitled In re Sanchez Energy Derivative Litigation, Consolidated C.A. No. 9132-VCG in the Court of Chancery of the State of Delaware (the “Court”), relating to the Company’s August 2013 purchase of working interests in the Tuscaloosa Marine Shale (“TMS”) from Sanchez Resources, LLC (“Sanchez Resources”).  While the defendants A.R. Sanchez, Jr., Antonio R. Sanchez, III, Gilbert A. Garcia, Greg Colvin, Alan G. Jackson, Sanchez Resources, and Eduardo Sanchez (collectively, the “Sanchez Defendants”) continue to deny each of the plaintiffs’ claims and expressly deny any fault, wrongdoing or liability, the Sanchez Defendants agreed to the settlement solely to resolve the disputes, to avoid the costs and risks of further litigation and to avoid further distraction to the Company’s management.

The litigation was settled, subject to the approval of the Court and in consideration of, among other things, the following: (i) a payment to the Company (net of fees, expenses and other amounts) of an aggregate of $11.75 million, $9.25 million of which is to be paid by the Sanchez Defendants and their insurance companies and $2.5 million of which is to be paid by the Altpoint Defendants (as defined in the Stipulation), (ii) the transfer of the equity of Sanchez Resources and certain related royalty interests in any TMS acreage to the Company, and (iii) the removal of Alan Jackson and Greg Colvin from the Company’s compensation committee.  The terms of the Stipulation are subject to Court approval, the hearing date for which is November 6, 2017 at 1:00 p.m.

A copy of the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on August 17, 2017 the Company announced that it entered into a definitive agreement to sell its Javelina asset in the Eagle Ford Shale for approximately $105 million in cash. The transaction is subject to customary terms and conditions and is expected to close in the third quarter of 2017.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the United States Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: August 18, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action